                                                                  EXHIBIT 10.27



                    CONSTRUCTION LOAN AND SECURITY AGREEMENT




                                    Between




                        CLARE BRIDGE OF LOWER MAKEFIELD



                                      And



                         MAIN LINE FEDERAL SAVINGS BANK





                         Dated as of November 20, 1995

                                     INDEX


Section Heading                                             Page
1.   The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   The Project  . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   Construction Contracts; Capital Costs  . . . . . . . . . . . .   1

3.   Collateral; General Assignment . . . . . . . . . . . . . . . .   2

4.   Conditions Precedent . . . . . . . . . . . . . . . . . . . . .   3

5.   Disbursement and Application of Loan Proceeds  . . . . . . . .   3

6.   Representations and Warranties . . . . . . . . . . . . . . . .   5

7.   Construction of Improvements . . . . . . . . . . . . . . . . .   8

8.   Completion . . . . . . . . . . . . . . . . . . . . . . . . . .   8

9.   Extensions of Construction Period; Failure to Achieve
     Breakeven Operation  . . . . . . . . . . . . . . . . . . . . .   9

10.  Other Construction Obligations and Covenants of Borrower . . .  11

11.  Change Orders  . . . . . . . . . . . . . . . . . . . . . . . .  12

12.  Inspections  . . . . . . . . . . . . . . . . . . . . . . . . .  12

13.  No Representation by Inspections . . . . . . . . . . . . . . .  12

14.  Compliance With Contracts  . . . . . . . . . . . . . . . . . .  12

15.  Compliance With All Laws . . . . . . . . . . . . . . . . . . .  13

16.  Proof of Title . . . . . . . . . . . . . . . . . . . . . . . .  13

17.  Warrant of Attorney  . . . . . . . . . . . . . . . . . . . . .  13

18.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . .  13





                                      (i)

19.  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

21.  Severability . . . . . . . . . . . . . . . . . . . . . . . . .  13

22.  Third Parties  . . . . . . . . . . . . . . . . . . . . . . . .  14

23.  Complete Agreement . . . . . . . . . . . . . . . . . . . . . .  14

24.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  14

25.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . .  14

26.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  14

27.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .  14



                                    EXHIBITS



     A     -   Legal Description of Property
     B     -   List of Plans
     C     -   Statement of Sources and Application of Funds
     D     -   Loan Advance Requisition Form
     E     -   Loan Advance Certificate





                                      (ii)

                    CONSTRUCTION LOAN AND SECURITY AGREEMENT


          This Agreement is made as of this ___ day of __________, 1995 between CLARE BRIDGE OF LOWER MAKEFIELD ("BORROWER"), a Pennsylvania general partnership with an address at 65 Newtown-Richboro Road, Richboro, Pennsylvania 18954 and MAIN LINE FEDERAL SAVINGS BANK, ("BANK"), with an address at Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, Pennsylvania 19085.

          Intending to be legally bound, Borrower and Bank hereby agree as follows:

          1. The Loan. Pursuant to a Commitment Letter dated November 20, 1995 (such letter, including the General Conditions attached thereto, the "COMMITMENT LETTER") and subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower Three Million Three Hundred Thousand Dollars ($3,300,000) (the "FUNDS" or the "LOAN"). All capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Commitment Letter.

          2. The Project. Borrower owns approximately 5.7 acres of land situated at the intersection of Langhorne-Yardley Road and Township Line Road, Lower Makefield, Bucks County, Pennsylvania, and more fully described in Exhibit A attached hereto (the "PROPERTY"), and proposes to construct thereon a 28,540 square foot facility for the care of Alzheimer patients and related site improvements (the "IMPROVEMENTS") as more fully described in the plans, drawings and specifications prepared by Aldrian Guszkowski, Inc. (the "ARCHITECT"), delivered to Bank and listed in Exhibit B attached hereto, as modified by any Change Orders previously effected as indicated on Exhibit B and by any Change Orders after the date hereof effected in accordance with the terms hereof (the "PLANS"). The Property and the Improvements are sometimes hereinafter collectively called the "PROJECT".

          2. Construction Contracts; Capital Costs. Borrower, as owner of the Property, has entered into an agreement (the "ARCHITECT'S AGREEMENT") with the Architect for the rendering of architectural services in connection with the Project, and a guaranteed maximum price general construction contract dated July 13, 1995 (the "GENERAL CONTRACT") with Continuing Care Concepts, Inc. (the "GENERAL CONTRACTOR") for the construction of the Improvements. The Statement of Sources and Application of Funds attached hereto as Exhibit C is an estimate of the capital requirements for the Project. Borrower will use the Funds only to finance costs that have been or will be incurred by Borrower to construct and complete the Improvements and other costs associated with the development of the Project.

          3. Collateral; General Assignment. Borrower hereby grants to Bank, as security for the performance of this Agreement and payment of the principal of and interest on the Note and all advances now or hereafter made by Bank to or for the benefit of Borrower under this Agreement, the Mortgage or any instrument delivered to Bank pursuant to this

Agreement or any other evidence of indebtedness, a security interest in (a) all materials delivered to the site of the Project but not yet incorporated therein, now owned or hereafter acquired, (b) all machinery, equipment, fixtures, furnishings, furniture, appliances, general intangibles, accounts and other personalty of Borrower, now owned or hereafter acquired, and intended to be incorporated into or used in connection with construction or completion of the Improvements, (c) all insurance on all the foregoing and the proceeds of any sale or exchange of the foregoing in whole or in part, and (d) all property of Borrower which at any time Bank shall have or have the right to have in its possession, or which is in transit to it, including without limitation, any balance or share of any deposit, trust, agency, escrow or other account with Bank and any amounts which may be owing from time to time by Bank to Borrower. Borrower hereby also assigns and grants to Bank a security interest in, and agrees Bank shall have and be able to exercise, until all amounts payable to Bank under the Note, the Mortgage or this Agreement have been paid in full, all of Borrower's right, title and interest in, to and under all contracts, instruments, documents, licenses, permits, surveys, approvals and agreements of any kind relating to construction of the Improvements or marketing, sale, leasing, financing or operation of all or any part of the Project, now owned or hereafter acquired, and the proceeds of any of the foregoing, including without limitation the Plans, the General Contract, the Architect's Agreement and the Project Permits (as hereinafter defined) provided that so long as no Event of Default (as hereinafter defined) shall have occurred and be continuing hereunder, Borrower shall have the benefits of such right, title and interest, except Borrower shall not terminate, cancel or amend or suffer or permit the termination, cancellation or amendment or default or expiration of any assigned instrument without Bank's prior approval, except for any amendment (i) for which Bank's consent is not otherwise expressly required by the terms of the Collateral Documents (as hereinafter defined), (ii) which does not increase the cost of the Project or otherwise jeopardize or adversely affect the completion or operation of the Project or Bank's security for the Loan and (iii) of which Bank is given a copy. Borrower shall continue to be solely liable for all obligations of Borrower under any assigned instrument and neither Borrower nor any other party thereto shall look to Bank to pay or perform any of such obligations unless and until Bank shall have notified such party in writing that Bank has elected to assume such obligations, and then only to the extent set forth in such assumption. In the event of foreclosure of the Mortgage, the purchaser at such foreclosure shall also acquire all of the right, title and interest of Borrower in, to and under said contracts, instruments, documents, licenses, permits, surveys, approvals and agreements, but such purchaser shall be liable only for the obligations expressly assumed by such purchaser. The foregoing constitutes a security agreement under the Uniform Commercial Code.

          For purposes of this Agreement, the term "COLLATERAL" shall mean the right, title and interest of Bank in the property described in the Mortgage and the property described in this Section 3, and the term "COLLATERAL DOCUMENTS" shall mean such instruments and the Surety and the Completion Guaranty (each as hereinafter defined).

          Borrower will execute or join with Bank in executing such financing statements and continuation statements under the Uniform Commercial Code or other applicable law as Bank may specify in order to perfect and maintain perfection of Bank's security interest in any of the Collateral and will pay the costs of filing the same in such public offices as Bank may designate.

          4. Conditions Precedent. The obligation of Bank to make the first advance of the Funds hereunder is subject to the condition precedent that Bank shall have received each of the items specified in Section 1 of the General Conditions to the Commitment Letter in form and substance satisfactory to Bank and Bank's counsel.

          5. Disbursement and Application of Loan Proceeds. So long as there has occurred no Event of Default or any event or condition which, with the passage of time or giving of notice or both could become an Event of Default, Bank shall be obligated to advance the Funds against the Note upon Borrower's request during the period commencing on the date of this Agreement and ending no later than the last day of the twelfth full month thereafter (the "CONSTRUCTION PERIOD") (as such period may be extended in accordance with
Section 9 of this Agreement), in amounts not in excess of costs which have been incurred by Borrower for the development of the Project, as verified by Bank, pursuant to Exhibit C and the Plans and subject to all limitations set forth in the notes to Exhibit C.

          Each request for an advance shall be made by a loan advance requisition in the form attached hereto as Exhibit D, delineating the Funds to be drawn against each item listed in Exhibit C (or at Bank's request, against a more detailed breakdown of items). Each loan advance requisition shall be accompanied by (a) as Bank may require from time to time, a copy of the AIA form of requisition to Borrower from the General Contractor; (b) a certificate of Borrower in the form attached hereto as Exhibit E; (c) an approval by Bank's inspector of the requested advance; and (d) if requested by Bank, an endorsement to the Bank's title insurance policy insuring Bank against any loss occasioned by any liens of record, statutory or otherwise, held by mechanics, workmen, contractors, suppliers or the employees or agents of any of them with respect to the Project and that since the issuance of the Bank's Title Insurance Policy or the last such endorsement, there has been no change in the state of title to the Property and there have occurred no survey or other exceptions not previously approved by Bank.

          Anything herein to the contrary notwithstanding, (i) advances of the Funds pursuant to Borrower's request shall be limited to no more than once every two weeks, except as Bank in its discretion may otherwise permit from time to time, (ii) each Loan advance requisition shall be for a minimum aggregate amount of $100,000; and (iii) the aggregate of all advances made by Bank at any time shall not exceed, in Bank's opinion, the value of work done and materials physically incorporated into the Improvements or delivered to and securely stored on the Property.

          Sums advanced under the Note from time to time shall be deposited by Bank into an account of Borrower or the General Contractor at Bank, except that upon the occurrence of an Event of Default, Bank shall have the option of disbursing the Funds directly to the third parties to whom payments are due for Project costs. All payments for Project costs made by Borrower shall be made promptly from accounts at Bank regardless of the source of funds therefor.
Bank may require copies of any or all checks written by Borrower or the General Contractor for payment of Project costs to be submitted to and approved by Bank prior to issuance. In no event shall any Funds be used by Borrower for any purpose other than payment of the costs and expenses shown on Exhibit C without Bank's prior specific written approval.

          Anything herein to the contrary notwithstanding, Bank may from time to time, at its option, without requests or orders or vouchers from Borrower, advance Funds against the Note and disburse the same to itself for payment of interest due and payable under the Note.

          Any Project costs incurred in excess of the respective budgeted amounts for the items shown on Exhibit C shall be promptly paid by Borrower from sources other than the Funds. Should it appear at any time that the balance of the Funds to be advanced against the Note is insufficient, in Bank's reasonable judgment, to complete the Improvements, Bank may require that Borrower pay, and Borrower will pay to Bank within 30 days of receipt of notice from Bank, for disbursement by Bank, an amount equal to the deficiency, as determined by Bank, and Bank shall not be obligated to make any further advances of the Funds until such amount is paid to Bank and disbursed for payment of Project costs. Notwithstanding the foregoing provisions, if the whole amount allocated to any component of Project cost as set forth on Exhibit C is not, or in Bank's judgment, will not be expended to complete the work covered by such component, with Bank's approval, Borrower may request such excess to be reallocated and used for any other component of Project cost as set forth on Exhibit C prior to making any deposit required by the previous sentence, provided that any proposed reallocation of Project cost components included under the General Contract shall also be approved by the General Contractor.

          All conditions to the obligation of Bank to make advances hereunder are imposed solely and exclusively for the benefit of Bank and its assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will make or not make advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Bank at any time if, in its sole discretion, it deems it advisable to do so. In no event shall any other party be deemed to be a beneficiary of the Funds that may be advanced to Borrower pursuant to the terms hereof or have any right to an accounting therefor. Bank shall not in any way or for any purpose be deemed to be or to become a partner of or a joint venturer or a member of a joint enterprise with Borrower in connection with the construction or installation of the Improvements or the ownership, development or operation of the Project or the Loan contemplated herein.

          6. Representations and Warranties. Borrower represents and warrants that:

               (a) Borrower is a general partnership existing under the laws of the Commonwealth of Pennsylvania, is duly qualified and in good standing to conduct business in those jurisdictions in which its ownership of property or the conduct of its business requires such qualification, and has the requisite power and authority to make and perform its obligations under this Agreement, the Note and the Collateral Documents and under all other documents delivered to Bank pursuant hereto and to carry out the transactions contemplated hereby and thereby.

               (b) The execution, delivery and performance of this Agreement and the execution and delivery of the Note and the Collateral Documents have been duly authorized by all requisite partnership action of Borrower and will not violate any provision of law or any judgment, order or regulation of any court or of any public or governmental agency or authority applicable to Borrower or the partnership agreement of Borrower or conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Borrower pursuant to the terms of any agreement, indenture or instrument to which Borrower or any of Borrower's constituent general partners is a party or by which Borrower or any of such partners or any of their properties are bound.

               (c) This Agreement, the Note and the Collateral Documents when executed and delivered by Borrower will be the legal, valid and binding obligations of the parties thereto in accordance with their respective terms.

               (d) There is no claim, litigation or governmental proceeding against Borrower or any of Borrower's constituent general partners now pending or, to the knowledge of Borrower, threatened, which is substantial in amount or which, if adversely determined would have a material adverse effect on the financial condition or business of Borrower or any of such partners, or would adversely affect the Project or the ability of Borrower to perform its respective obligations under this Agreement, the Note or the Collateral Documents, except such as are adequately covered by insurance and have been disclosed in the financial statements hereinafter referred to or except such as have been disclosed to Bank in writing.

               (e) Borrower has not been required to date to file any federal, state or local tax returns or to pay any taxes.

               (f) There has been no material adverse change which has not been disclosed to Bank in the condition of Borrower, financial or otherwise, from that shown on its balance sheet and profit, loss and surplus statement referred to in paragraph (e) above.

               (g) Borrower has no knowledge of any violation, nor is there any notice or other record of any violation, of any zoning, subdivision, environmental, building or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Property or the Project.

               (h) The Plans, the Property, the construction thereon of the Improvements as contemplated by this Agreement, the use of the Property and the Improvements for the purpose contemplated hereby and the development, construction and operation of the Project do and shall, in all respects, comply with, and are lawful, permitted and conforming uses under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority and Borrower has obtained all permits, licenses or approvals from such governmental or public bodies or authorities which are a necessary precondition to the construction of the Improvements.

               (i) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance of this Agreement, the General Contract or the Collateral Documents, the issuance of the Note or the carrying out by Borrower of the transactions contemplated hereby, except such as have been or will, prior to the first advance hereunder, be obtained.

               (j) Except for an existing mortgage lien in favor of Alternative Living Services, Inc., which shall be satisfied upon the making of the initial advance of Loan proceeds, there exist no liens, encumbrances or other charges against the Property, the Improvements or any property relating thereto other than the Mortgage and the security interests created hereby or pursuant hereto, including statutory and other liens of mechanics, workmen, contractors, subcontractors, suppliers, taxing authorities and others, except those disclosed to and approved by Bank (the "PERMITTED LIENS").

               (k) All utility services necessary for construction and operation of the Project, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities are, or prior to the Completion Date (as hereinafter defined) will be, available within the boundaries of the Property.

               (l) All roads necessary for the full utilization of the Property and the Improvements for their intended purposes have either been completed or the necessary rights-of-way therefor have been acquired by the appropriate governmental authority or others or have been or will, prior to the Completion Date, be dedicated to public use and accepted by such governmental authority, and all necessary steps have been taken by Borrower and all such governmental authority or others to assure complete construction and installation thereof by the Completion Date.

               (m) The General Contract is in full force and effect and has not been amended, modified or altered without Bank's written consent, and Borrower is not in default thereunder, and, to the best knowledge and information of Borrower, the General Contractor is not in default under the General Contract, and there are no events, occurrences or conditions which with the passage of time or the giving of notice or both, would constitute a default thereunder.

          All of the above representations and warranties shall be continuing and survive the making of this Agreement and the issuance of the Note.

          7. Construction of Improvements. Borrower will proceed diligently to construct the Improvements upon the Property, according to Exhibit C and the Plans, without delay or stoppage of fifteen working days or more, in a good and workmanlike manner, employing therefor workmen and materials satisfactory in quantity and quality to Bank.

          8. Completion. The Improvements shall be completed on or before December 1, 1996 (the "COMPLETION DATE") and at completion the Property and the Improvements shall be free of any and all private or governmental charges or claims (filed or not) of any nature, except for the Mortgage, the security interests created hereby, other interests granted to Bank and the Permitted Liens. Borrower will deliver to Bank certified copies of all use, occupancy or completion certificates in connection with the Project, immediately upon issuance.

          As used in this Agreement the terms "COMPLETE", "COMPLETED" and "COMPLETION" mean, with respect to the Improvements, that:

               (a) all Improvements are, in Bank's reasonable judgment, substantially physically complete in accordance with the Plans;

               (b) Borrower has received all permits, approvals and certificates required by law prior to the use and occupancy thereof and has furnished true copies of such permits, approvals and certificates to Bank;

               (c) the Property and the Improvements are free of any and all private or governmental charges, claims or liens (filed or not) of any nature excepting only the Mortgage, the security interests created hereby or pursuant hereto, other liens in Bank's favor and Permitted Liens; and

               (d) The Project has achieved "breakeven operation". For purposes of this Agreement, the term "breakeven operation" shall mean that the Project's "debt service coverage ratio" as defined in Section 4.03 of the Mortgage is not less than 1.0 to 1. For purposes of this Section 8, the determination of "breakeven operation" shall be based on Project operating statements submitted in accordance with Section 10. Further, for purposes of this Section 8 and Section 9, the determination of "breakeven operation" shall be made assuming that debt service consists of interest payable on the amount of the Loan outstanding after the final requisition, at a rate equal to the Fixed Rate (as defined in the Note) determined on the fifteenth day of the month for which any operating statement is submitted based on a five (5) year Fixed Rate Period, and amortizing as provided in the Note.

          9. Extensions of Construction Period; Failure to Achieve Breakeven Operation. Borrower shall have the option of extending the duration of the Construction Period beyond twelve months, for up to two (2) additional three
(3) month periods upon satisfaction of the following terms and conditions:

               (a) Borrower shall give not less than thirty (30) nor more than sixty (60) days' prior written notice to Bank of Borrower's request to extend the maturity date of the Note for the next three month period;

               (b)  At and as of the time any such extension is to take effect

                    (i) the Project shall not have achieved breakeven operation;

                    (ii) there shall have occurred no Event of Default, or any event or condition which, with the passage of time or giving of notice or both could become an Event of Default, provided that if Borrower cures any such event or condition existing at such time, within the applicable grace period set forth herein, if any, this condition shall be deemed satisfied as of the date of such cure;

                    (iii) the costs incurred to date and remaining to be incurred for the completion of construction of the Improvements are within the budgeted amounts set forth on Exhibit C; and

                    (iv) the amount remaining in the budget category interest reserve is, in Bank's reasonable judgment, sufficient to cover the payment of interest during the remaining term of the Construction Period, as extended.

          Notwithstanding anything to the contrary in this Section 9 or in this Agreement, the Construction Period shall end on the last day of the month in which the Project achieves breakeven operation.

          If the Project fails to achieve breakeven operation by failing to generate net operating income sufficient to meet the debt service coverage ratio, the entire outstanding principal amount of the Note and all interest accrued thereon shall be due and payable on the last day of the Construction Period (as it may have been extended), unless Borrower shall (i) if the Shortfall Loan Balance (as hereinafter defined) is not more than the difference between the then outstanding principal amount of the Note and $1,000,000, promptly make a prepayment equal to the portion of the principal balance of the Loan (the "Shortfall Loan Balance") and/or (ii) obtain and deliver to Bank a letter of credit in form and substance acceptable to Bank, for a term of twelve
(12) months, equal in amount to nor more than the Shortfall Loan Balance allocable to $300,000. If Borrower chooses to deliver the letter of credit, Borrower shall, at any time at least ten (10) days before the end of the twelve
(12) month term of the letter of credit, either cause the Shortfall Loan Balance to be eliminated by achieving breakeven operation, or make a prepayment equal to the then Shortfall Loan Balance. If Borrower has not achieved breakeven operations, or made the required prepayment at least ten (10) days before the end of the term of the letter of credit, Bank may exercise its rights under the letter of credit, up to the amount of the remaining Shortfall Loan Balance.

          10.  Other Construction Obligations and Covenants of Borrower.

               (a) Borrower will not, without first obtaining written approval of Bank, (i) execute any contract, subcontract or purchase order or permit any subcontract or purchase order to be executed by any person or persons with whom it has contracted in connection with the Improvements (except for such contracts, subcontracts or purchase orders that have been executed prior to the date hereof and that have been approved by Bank unless the amounts thereof are within the amounts budgeted therefor as set forth on Exhibit C; or (ii) execute any amendment or modification to the Plans, the General Contract or any contract the effect of which would be either to increase or decrease the amount to be paid by or on behalf of Borrower under any contract except as permitted by Section 11 of this Agreement.

               (b) Borrower will not, without Bank's prior written consent, contract for any services, work or materials if such are not required by the Plans or if payment therefor is required to be made regardless of the nondelivery or nonfurnishing of such materials or services or work.

               (c) The General Contract and each subcontract for construction or furnishing materials or services in respect of the Improvements shall provide for a waiver of the General Contractor's, the subcontractor's and materialmen's rights to file mechanics' or materialmen's liens for materials, services and/or labor supplied by the General Contractor and/or subcontractors and/or materialmen.

               (d) Borrower will forward to Bank promptly after receipt, copies of all notices, permits or other documents (excepting only notices for non-delinquent taxes due) received by Borrower from any governmental authority relating to the Property or the Improvements or from any person claiming a mechanic's or materialmen's lien against the Property or the Project.

               (e) Prior to making final payment under any contract relating to construction of the Improvements, Borrower will, upon Bank's written request, require the contractor thereon to deliver to Borrower, from such contractor and all of such contractor's subcontractors or materialmen, a general release of mechanics' and materialmen's liens and Borrower will promptly deliver to Bank copies of all such releases so obtained, certified by Borrower to be true and correct.

               (f) Beginning no later than October 1, 1996, Borrower shall submit, no later than ten (10) days after the end of each month, an operating statement for the Project, detailing, inter alia, the number of beds occupied and the actual net operating income (as defined in the Mortgage) of the Project in the preceding month.

          11. Change Orders. Borrower will not permit, without the prior written consent of Bank, the performance of any work pursuant to any amendment or modification of the Plans, the General Contract or any subcontract or purchase order (any such amendment or modification being hereinafter called a "CHANGE ORDER") which (a) would impair the Project, (b) would result in an increase or decrease in excess of $10,000 in the aggregate of the contract prices for the construction of the Improvements or (c) when aggregated with other Change Orders theretofore effected, would result in an increase or decrease in excess of $50,000 in the aggregate of the contract prices for the construction of the Improvements.

          12. Inspections. Borrower will permit and assist Bank or Bank's representatives to make inspections of the Property and the Improvements and Borrower's books and records relating thereto at such time or times as Bank may reasonably request. Borrower agrees to pay Bank an inspection fee of $500.00 for each site visitation conducted by Bank or its representative until the principal of and interest on the Note have been paid in full, provided that such visits at Borrower's expense shall not be conducted more frequently than once in connection with each request for an advance of Funds except during such periods as an Event of Default shall have occurred and be continuing. If upon any such inspection, Bank in writing condemns as unsound or improper and not in substantial compliance with the Plans, any portion of the Improvements or any materials used or to be used therein, Borrower will within 24 hours commence to remove from the Property or the Improvements (as the case may be) all condemned materials, and will take down and replace (or, at Bank's option, repair) any portion of the Improvements so condemned.

          13. No Representation by Inspections. Bank's inspections are solely for the protection of Bank's security and no action or inaction by Bank shall constitute any representation that the Improvements comply with the Plans or that the Improvements are sound or free from defects in material, design or workmanship or that Bank approves thereof.

          14. Compliance With Contracts. Borrower will comply with all requirements and satisfy all conditions of all contracts, bonds or insurance which insure or relate to all or any part of this Agreement, the Property, the Improvements or Borrower. The foregoing includes without limitation compliance with all the terms and satisfaction of all the conditions of the General Contract. In the event of a failure by Borrower to comply with any of such terms or satisfy any of such conditions, Bank may undertake such compliance or satisfaction on Borrower's behalf and any sums expended by Bank in connection therewith shall be deemed advances hereunder against the Note and secured by the Collateral Documents.

          15. Compliance With All Laws. Borrower will comply with all laws applicable to Borrower or the Property or the Improvements, including without limitation zoning and use laws and building restrictions and regulations.

          16. Proof of Title. Borrower will deliver to Bank, upon demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures, equipment, machinery, appliances, furniture, furnishings or other personal property incorporated in the Improvements or subject to the lien of the Mortgage or included in the Collateral.

          17. Warrant of Attorney. Borrower hereby irrevocably appoints Bank as attorney-in-fact to do in Borrower's stead all things believed by Bank reasonably necessary to effect performance of this Agreement, including without limitation filing notices in public records and endorsing checks or drafts payable to Borrower and Bank jointly. The foregoing appointment is coupled with an interest and is solely for protection of Bank's security and, therefore, is not intended to confer any right of action on any third party.

          18. Indemnity. Borrower hereby indemnifies Bank and agrees to hold Bank harmless from any loss, expense or damage on account of anything arising out of or in connection with this Agreement, the Note, the Collateral Documents, the Property, the Improvements or any of the documents and instruments delivered to Bank in compliance with this Agreement unless caused solely by the Bank's gross negligence or willful misconduct. This indemnity shall survive the completion of the Improvements and payment of the Note.

          19. Defaults. The occurrence of an "EVENT OF DEFAULT" as defined in the Mortgage shall constitute an event of default hereunder and under the Note and the Collateral Documents.

          20. Notices. Any notice, demand or request under this Agreement shall be made in accordance with Section 6.03.

          21. Severability. If any provision hereof or of the Note is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

          22. Third Parties. This Agreement shall be binding upon and inure to the benefit of Bank and Borrower and their respective successors and assigns. Borrower may not, without the prior written consent of Bank, assign any of its rights or obligations under this Agreement. The parties intend that no other person or entity is to have any claim or any interest under this Agreement, and no other person or entity is to have any right of action hereon or hereunder.

          23. Complete Agreement. Taken together with the Note, the Collateral Documents and the other instruments, contracts and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of Borrower and Bank. Waivers or modifications of any provision hereof must be in writing signed by the party to be charged with the effect thereof.

          24. Governing Law. Except to the extent applicable law may require otherwise, this Agreement shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania.

          25. Waiver of Jury Trial. Borrower and Bank hereby waive the right to trial by jury in any action arising hereunder.

          26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          27. Miscellaneous. The captions preceding the text of the Sections of this Agreement are for convenience of reference and shall not constitute a part of this Agreement, nor shall they in any way affect its meaning, construction or effect. Unless the context clearly indicates a contrary intent:

               (a) The term "BORROWER" shall mean the person or persons specifically named herein as "BORROWER" and their respective heirs, executors, administrators, successors and assigns;

               (b) The term "BANK" shall mean the person specifically named herein as "BANK" or any successor to or assignee of its rights hereunder and under the Note;

               (c) The word "PERSON" shall mean individual, corporation, partnership, joint venture or unincorporated association;

               (d)  The use of any gender shall include all genders;

               (e) The singular number shall include the plural and the plural the singular as the context may require;

               (f) If Borrower is more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, indemnities, rights and benefits made or given by Borrower shall be joint and several and shall legally bind and affect all persons who are defined as "BORROWER" as fully as though all of them were specifically named herein wherever the term "BORROWER" is used, and each of them shall be deemed to have made the representations and warranties of herein set forth.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              CLARE BRIDGE OF LOWER MAKEFIELD, by its
                              general partners

                                   Continuing Care Concepts, Inc.


                                   By: /s/ Anthony R. Geonnotti, Jr.
                                      ----------------------------------
                                   Name: Anthony R. Geonnotti, Jr.
                                         -------------------------------
                                   Title: President
                                          ------------------------------


                                   Alternative Living Services, Inc.


                                   By: /s/ J. David Lutich
                                      ----------------------------------
                                   Name: J. David Lutich
                                         -------------------------------
                                   Title: VP/Treasurer
                                          ------------------------------



                              MAIN LINE FEDERAL SAVINGS BANK


                              By:  /s/ Richard A.
                                   -------------------------------------
                              Title: AVP
                                     -----------------------------------

                                    EXHIBITS


     A     -   Legal Description of Property

     B     -   List of Plans

     C     -   Statement of Sources and Application of Funds

     D     -   Loan Advance Requisition Form

     E     -   Loan Advance Certificate


                                   EXHIBIT A


                         Legal Description of Property

                                 EXHIBIT "A"


ALL THAT CERTAIN tract of land situate in the Township of Lower Makefield, County of Bucks, Commonwealth of Pennsylvania as shown on the Final Land Development Plan of Floral Vale Personal Service Center, Assisted Living Facility dated June 15, 1993 and last revised June 19, 1995 prepared by Tri-State Engineers and Land Surveyors, Inc., 901 W. Street Road, Feasterville, Pennsylvania bounded and described as follows:

BEGINNING at a point a corner on the northwesterly right of way line of Langhorne Yardley Road (varying width, proposed to be widened to 40.00 feet from centerline on the northwesterly side thereof) said point being the northeasterly point of reverse curve of the northeasterly radius corner at the intersection of the said Langhorne Yardley Road and Township Line Road (varying width, being 50.00 feet from centerline on the easterly side thereof); thence from the said point of beginning and along the easterly right of way line of the Township Line Road by a curve to the right beginning in a southwesterly direction and terminating in a northerly direction having a radius of 40.00 feet and for the arc distance of 89.58 feet to a point of tangency; W 205.41 feet to a point of curve; thence still continuing along the easterly right of way line of the said Township Line Road by a curve to the left in a northerly direction having a radius of 5779.58 feet and for the arc distance of 203.13 feet to a point corner of "Floral Vale"; thence along the said Floral Vale N 68 degrees 45' 11" E 612.83 feet to a point a corner on the right of way line of the aforementioned Langhorne Yardley Road; thence along the right of way of the said Langhorne Yardley Road S 21 degrees 14' 49" E 40.00 feet to a point a corner; thence continuing along the right of way line of the said
Langhorne Yardley Road N 68 degrees 45' 11" E 87.20 feet to a point a corner; thence still continuing along the right of way line of the said Langhorne Yardley Road S 48 degrees 43' 11" E 29.97 feet to a point a corner on the northwesterly right of way line thereof; thence along the northwesterly right of way line of the said Langhorne Yardley Road S 41 degrees 16' 49" W 437.45 feet to point of curve; thence continuing along the northwesterly right of way line of the said Langhorne Yardley Road by a curve to the left in a southwesterly directions having a radius of 11499.19 feet and for the arc distance of 371.69 feet to the point of place of beginning.

CONTAINING 4.3766 Acres.

ALSO known as Bucks County Uniform Parcel Identifier: Tax Parcel No. 20-12-30

BEING the same premises which DeLuca Enterprises Inc., a Pennsylvania Corporation by Deed dated 6/20/95 and recorded 7/18/95 in the County of Philadelphia in Land Record Book 1090 page 636 conveyed unto Clare Bridge of Lower Makefield, a Pennsylvania General Partnership, in fee.

                                   EXHIBIT B


                            PLANS AND SPECIFICATIONS


                 Drawings                                Dates

                                   EXHIBIT C

                 STATEMENT OF SOURCES AND APPLICATION OF FUNDS

Application of Funds:
- --------------------

Land Costs                                        $  500,000.00*

Transfer Tax                                           5,000.00*

Approvals                                             30,000.00*

Land Acquisition Closing Costs                        10,000.00*

Sitework                                             412,005.00

Building Construction                              2,006,731.00

General Conditions                                   188,474.00

Furniture and Fixtures                               187,200.00*

Construction Profit & Overhead                       483,747.00**

ALS/Marketing and Development Services                20,000.00*

CCCI/Development Services                             20,000.00*

Appraisal/Environmental                                9,500.00*

Legal Fees                                            15,000.00*

Lease-up Deficits                                    163,000.00*

Interest Reserve                                     250,000.00





- --------------------


*         To be disbursed from Borrower's equity.

** $78,874.00 to be disbursed from Borrower's equity; balance ($404,873) to be disbursed from Loan proceeds. All disbursements from this category to be made on a percentage of completion basis.

Financing Costs                                       62,000.00*

TOTAL                                             $4,362,657.00
                                                  =============



Source of Funds:
- ---------------

Loan Proceeds                                     $3,300,000.00

Borrower's Equity                                  1,062,567.00

TOTAL                                             $4,362,657.00
                                                  =============

                                                  TWO ALDWYN CENTER
[LOGO]  Main Line Federal                   LANCASTER AVENUE AND ROUTE 320
             Savings Bank                         VILLANOVA, PA 19085
                                                     (610) 526-6308


                    REQUEST FOR APPROVAL TO RELEASE FUNDS

                                                         Page _______ of ______


Mortgagor:                             Our Account No.:
           --------------------------                   ------------------------

Location of Premises:
                      ----------------------------------------------------------


Contractor:                                   Voucher No.:
            --------------------------------               ---------------------


CHECKS WILL BE PAID DIRECTLY TO CONTRACTORS UNLESS OTHERWISE APPROVED BY THE
BANK.
Payments shall be made only for materials placed in permanent positions and for labor used in connection with the same, and no payments shall be made for materials on the ground or in transit. Main Line Federal makes no representations or warranties as to the quality of the work or compliance or acceptability with respect to plans and specifications or municipal or other government or quasi-governmental bodies. While MLF reserves the right to inspect, its approval of the voucher is not a representation that it was inspected.



   Item No.                                       Item                                             Amount

- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

INDICATE WHETHER CHECKS ARE TO BE PICKED UP, MAILED OR DEPOSITED TO ACCOUNT NO.
                                                                                 ----------------------------------

The above statement has been carefully checked by me and is submitted on the basis of work completed and MATERIALS
INSTALLED as of this date:
                                                                                   19      SIGNED
                                                                  ---------------     --         ------------------
                                                                      DATE                           CONTRACTOR
                                                                                   19      SIGNED
                                                                  ---------------     --         ------------------
                                                                      DATE                             OWNER


          FOR BANK USE ONLY
- --------------------------------------    Total Construction Funds held                         $
DATE   CHECK NO.   APPROVED BY   PAYEE                                                            -----------------
- ----   ---------   -----------   -----    Amount released to date                               $
                                                                                                  -----------------
                                          Balance held by Bank                                  $
                                                                                                  -----------------
                                          Amount of this request      $                         $
                                                                        ----------------          -----------------
                                          Amount Approved             $
                                                                        ----------------
                                          Deductions/Fees             $
                                                                        ----------------
                                          Net Amount                  $
                                                                        ----------------
                                          Balance of Construction Funds                         $
                                                                                                  -----------------

I ________________________________________________________ have inspected this property on (date) _________________
______________________ % of Construction completed/disbursed.

APPROVED:                                                                    DATE:
          ------------------------------------------                                -------------------------------

                                                        RETURN BOTH COPIES




                                   EXHIBIT E


                            LOAN ADVANCE CERTIFICATE



TO:       Main Line Federal Savings Bank

FROM:     Clare Bride of Lower Makefield ("BORROWER")



                                                          Date: ________________



        Pursuant to the Construction Loan and Security Agreement ("CONSTRUCTION LOAN AGREEMENT") between us dated as of __________, 1995 and in connection with Borrower's request to you to advance the Funds (as defined in the Construction Loan Agreement) against the Note, Borrower hereby represents and warrants to you that: (i) the proceeds of the advance will be fully and solely applied to the costs of the Project as listed in to the Construction Loan Agreement ("EXHIBIT C") and the Funds to be advanced plus those Funds previously advanced for each item listed in Exhibit C and the amounts applied by Borrower to such items from sources other than the Funds do not exceed the costs incurred for that item to the date of the request; (ii) the construction of the Improvements to the date of the request has been performed in a good and workmanlike manner, in conformity with good construction and engineering practice and in compliance with the Plans; (iii) the undisbursed balance of the Funds is sufficient to fund the cost of completing the Project, pursuant to Exhibit C and the Plans; (vi) the Improvements have not been materially injured or damaged by fire or casualty; (v) the payments to be made from the proceeds of the requested advance are not in excess of the payments required under the terms of the General Contract or the respective subcontracts, as either may have been amended by any approved change orders; (vi) Borrower has no knowledge of any Event of Default under the Construction Loan Agreement, any event which with the passage of time or giving of notice or both would constitute such an Event of Default, or of any liens, statutory or otherwise, held by mechanics, workmen, contractors or suppliers with respect to the Project; (vii) the representations and warranties set forth in the Construction Loan Agreement remain true and correct as of the date hereof; and (viii) no contracts or documents assigned to you as collateral for the Note have been modified in any way except for such modifications as are permitted under the Construction Loan Agreement or as have been approved by you in writing.



                              CLARE BRIDGE OF LOWER MAKEFIELD


                              By:
                                  --------------------------------------
                                    Authorized Representative




                            ARCHITECT'S CERTIFICATE
                                (Last Draw Only)


          The undersigned hereby certifies that based on an evaluation of
Borrower's loan advance requisition dated   ____________________, with respect
to budget items involving construction and supporting evidence and upon an inspection of the Project, (a) the Improvements are substantially complete and
(b) the work done on the Improvements to the date of the foregoing requisition has been performed in a good and workmanlike manner, in conformity with good construction and engineering practice and in compliance with the Plans delivered to and approved by you, and the materials delivered to the site of the Project are in compliance with such Plans.



                         ------------------------------------------------


                         By
                           ----------------------------------------------
                            (Authorized Representative)

                                Description of
                      Building Plans and Specifications
                      ---------------------------------

Plans prepared by:

               Aldrian Guszkowski
               12958 West Bluemound Road
               Elm Grove, Wisconsin 53122

               For: 48 Bed - 36 Bedroom
               Personal Care Home
               Lower Makefield Township, PA

               Project # 9406

                PLAN                           DATE                 LAST REVISED
                ----                           ----                 ------------
Architectural:
 1.     1/8" First Floor Plan                  5/12/95              5/12/95
 2.     1/8" Roof Plan                        11/16/95              2/17/95
 3.     1/4" Partial Floor Plan                5/12/95              5/12/95
 4.     1/4" Partial Floor Plan                5/12/95              5/12/95
 5.     3/8" Interior Elevations               1/16/95              5/12/95
 6.     3/8" Interior Elevations               1/16/95              NONE
 7.     3/8" Interior Elevations               1/16/95              2/17/95
 8.     Door Schedules                         1/16/95              NONE
 9.     Room Finish Schedule                   1/16/95              NONE
10.     1/8" Exterior Elevations               1/16/95              NONE
11.     3/8" Sections                          1/16/95              NONE
12.     3/8" Sections                          1/16/95              NONE
13.     3/8" Sections                          1/16/95              NONE
14.     3/8" Sections                          1/16/95              NONE
15.     3/8" Sections                          Undated              NONE
16.     1-1/2" Details                         1/16/95              NONE


Interior Finishes:
IF1     1/16" Floor Finish Plan                1/16/95              2/17/95
IF2     1/8" Reflected Ceiling Plan            1/16/95              NONE


Structural:
S1      1/8" Footing and Foundation Plan       1/16/95              2/17/95
S2      1/8" Roof Framing Plan                 1/16/95              2/17/95
S3      Structural Framing Sections            1/16/95              NONE
S4      Structural Framing Sections            1/16/95              NONE
S5      Structural Notes and Schedules         1/16/95              2/17/95

PLUMBING:
P1      1/8" Below Slab Plumbing Plan           2/17/95               NONE
P2      1/8" First Floor Plumbing Plan          2/17/95               NONE
P3      Plumbing Risers and Details             2/17/95               NONE

FOOD SERVICE:
FS1      1/8" Food Service Plans                2/17/95               NONE

HVAC:
H1      1/8" First Floor HVAC Plan              2/17/95               NONE
H2      1/4" Partial HVAC Plan                  2/17/95               NONE
H3      1/4" Partial HVAC Plan                  2/17/95               NONE
H4      HVAC Details and Schedules              2/17/95               NONE

ELECTRICAL:
E1      1/8" First Floor Electrical Plan        5/12/95               NONE
E2      1/4" Partial Electrical Plan            5/12/95               NONE
E3      1/4" Partial Electrical Plan            2/17/95               NONE
E4      Electrical Schedules & Details          2/17/95               NONE
E5      Electrical Schedules                    2/17/95               NONE
E6      Electrical Risers Diagram & Site        2/17/95               NONE
          Electrical

CHANGE ORDERS

No.        Date           Amount           Code            Description
- ---        ----           ------           ----            -----------
1.       8/8/95           $(17,644.39)     440-14          Delete Appliances
2.       8/8/95              5,544.00      440-10          FRP Add - on
3.       8/8/95             22,200.00      475-07          Enlarged generator
4.       8/8/95              7,200.00      430-03          Change roofing
5.       8/8/95              6,600.00      415-05          Add stone piers
6.       8/18/95             6,570.00      475-07          Add louvers to generator
7.       10/2/95             2,072.00      401-24          Storage trailers
8.       10/2/95             1,704.00      465-01          Under drain
9.       10/2/95             4,272.00      435-08          Upgrade ceiling tile
10.      10/2/95             4,200.00      401-21          Signage

                          DESCRIPTION OF SITE PLANS
                          -------------------------

Plans prepared by:

                Tri-State Engineers & Land Surveyors, Inc.
                801 West Street Road
                Feasterville, PA 19047

                Job No. 9595
                Dated June 15, 1995
                Sheets 1 through 12


                PLAN                            DATE            LAST REVISED
                ----                            ----            ------------
1.   Final Land Development Plan              6-15-93             5-2-95
2.   Existing Features Plan                   6-15-93             4-13-95
3.   Geometry Plan                            6-15-93             12-16-94
4.   Drainage Run-Off Plan                    6-15-93             12-16-94
5.   Site Granding Plan                       6-15-93             12-16-94
6.   Soil & Erosion Control Plan              6-15-93             12-16-94
7.   Landscape and Lighting Plan              6-15-93             12-16-94
8.   Utility Plan                             6-15-93             5-2-95
9.   Langhorne Yardley Rd.                    6-15-93             5-2-95
10.  Construction Details D-1                 6-15-93             12-16-94
11.  Construction Details D-2                 6-15-93             None
12.  Construction Details D-3                 6-15-93             None